UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2020

RLJ LODGING TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35169	27-4706509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bethesda Metro Center Suite 1000

Bethesda, MD 20814

(Address of Principal Executive Offices, and Zip Code)

(301) 280-7777

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of beneficial interest, par value $0.01 per share	RLJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, RLJ Lodging Trust (the “Company”) and its operating partnership, RLJ Lodging Trust, L.P. (the “Operating Partnership”) are parties to a Third Amended and Restated Credit Agreement, dated as of December 18, 2019 (the “Credit Agreement”), which governs, among other things, the Company’s $600 million unsecured revolving credit facility that matures on May 18, 2024 (the “Revolving Credit Facility”). The material terms of the Revolving Credit Facility are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2019, which description is incorporated by reference herein.

As of December 31, 2019, no amounts were outstanding under the Revolving Credit Facility. On March 19, 2020, the Operating Partnership borrowed $400 million under the Revolving Credit Facility so that a total of $400 million is currently outstanding.

The proceeds from the Revolving Credit Facility borrowings may in the future be used for working capital, general corporate or other purposes permitted by the Third Amended and Restated Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: March 20, 2020	By:	/s/ Frederick D. McKalip
Frederick D. McKalip Senior Vice President and General Counsel